    As Filed with the Securities and Exchange Commission on March 10, 1998
                                              Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  __________

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                  __________

                        MERCANTILE BANCORPORATION INC.
              (Exact name of registrant as specified in charter)

                 MISSOURI                                  43-0951744
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                  Identification Number)

              P.O.  BOX 524
           ST. LOUIS, MISSOURI                             63166-0524
 (Address of principal executive offices)                  (Zip Code)
                                  __________

                        MERCANTILE BANCORPORATION INC.
           AMENDED AND RESTATED VOLUNTARY DEFERRED COMPENSATION PLAN
                                      AND
                        MERCANTILE BANCORPORATION INC.
                  AMENDED AND RESTATED STOCK INCENTIVE PLAN
                          FOR NON-EMPLOYEE DIRECTORS
                                      AND
                        MERCANTILE BANCORPORATION INC.
                   VOLUNTARY DEFERRED COMPENSATION PLAN FOR
            NON-EMPLOYEE AFFILIATE DIRECTORS AND ADVISORY DIRECTORS
                           (Full title of the plans)
                                  __________

                     ____________________________________
                             JON W. BILSTROM, ESQ.
                                GENERAL COUNSEL
                        MERCANTILE BANCORPORATION INC.
                                 P. O. BOX 524
                        ST. LOUIS, MISSOURI  63166-0524
                    (Name and address of agent for service)
                          TELEPHONE:  (314)  425-2525
                                  __________

                                   Copy to:

              JOHN Q. ARNOLD                        ROBERT M. LAROSE, ESQ.
 VICE CHAIRMAN & CHIEF FINANCIAL OFFICER               THOMPSON COBURN
      MERCANTILE BANCORPORATION INC.                ONE MERCANTILE CENTER
              P.O. BOX  524                       ST. LOUIS, MISSOURI 63101
      ST. LOUIS, MISSOURI 63166-0524                    (314) 552-6000
              (314) 425-2525

                                             CALCULATION OF REGISTRATION FEE
===================================================================================================================================
  TITLE OF SECURITIES TO BE           AMOUNT TO BE     PROPOSED MAXIMUM    PROPOSED MAXIMUM AGGREGATE    AMOUNT OF REGISTRATION
         REGISTERED                    REGISTERED     OFFERING PRICE PER        OFFERING PRICE<F2>                 FEE
                                                          SHARE<F2>
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value<F1>     787,500 shares         $54.00                  $42,525,000                  $12,545
====================================================================================================================================

<F1>  Includes one attached Preferred Share Purchase Right per share.
<F2>  Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Section 457(c), based upon the average of the high and low sale prices of common stock, $0.01 par value, of the Registrant as reported on the New York Stock Exchange on March 6, 1998.

      The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register 787,500 shares of
Mercantile Bancorporation Inc. ("Mercantile" or the "Company") common stock, $0.01 par value, and attached Preferred Share Purchase Rights of Mercantile, for issuance to optionees under (i) the Mercantile Bancorporation Inc. Voluntary Deferred Compensation Plan for Non-Employee Affiliate Directors and Advisory Directors (the "1996 Plan"), (ii) the Mercantile Bancorporation Inc. Amended and Restated Voluntary Deferred Compensation Plan (the "1997 Plan") and (iii) the Mercantile Bancorporation Inc. Amended and Restated Stock Incentive Plan for Non-Employee Directors (the "1998 Plan" and, together with the 1996 Plan and the 1997 Plan, the "Mercantile Plans"). Of the 787,500 shares registered by this Registration Statement, 240,000, 210,000 and 337,500 shares are registered for issuance pursuant to the 1996 Plan, the 1997 Plan and the 1998 Plan, respectively.

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

      The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are incorporated herein by reference:

      (a) Mercantile's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A.

      (b) Mercantile's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

      (c) Mercantile's Current Reports on Form 8-K dated April 25, 1997 (as amended by Form 8-K/A dated may 22, 1997), May 13, 1997, July
            1, 1997, January 10, 1998, January 30, 1998 and two reports dated September 25, 1997.

      (d) The description of Mercantile's Common Stock set forth in Item 1 of Mercantile's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

      The following document filed with the Commission by Roosevelt Financial Group, Inc. ("Roosevelt") under the Exchange Act is incorporated herein by reference: Annual Report on Form 10-K for the year ended December 31, 1996, as amended on Form 10-K/A on March 14, 1997 and on Form 10-K/A-2 on April 29, 1997.

      Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

      Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plans is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

      Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

      Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

      Pursuant to directors' and officers' liability insurance policies, with total annual limits of $30,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 8.     Exhibits.
            --------

      See Exhibit Index located at page 7 hereof.

Item 9.     Undertakings.
            ------------

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to
            the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant.   Pursuant to the requirements of the Securities Act of
      --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on March 9, 1998.

                                    MERCANTILE  BANCORPORATION  INC.


                                    By   /s/ Thomas H. Jacobsen
                                       ----------------------------------------
                                       Thomas H. Jacobsen, Chairman of the
                                       Board, President and Chief Executive
                                       Officer

                               POWER OF ATTORNEY
                               -----------------

      We, the undersigned officers and directors of Mercantile Bancorporation Inc., hereby severally and individually constitute and appoint Thomas H. Jacobsen and John Q. Arnold, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 relating to the Mercantile Bancorporation Inc. Voluntary Deferred Compensation Plan for Non-Employee Affiliate Directors and Advisory Directors, the Mercantile Bancorporation Inc. Amended and Restated Voluntary Deferred Compensation Plan and the Mercantile Bancorporation Inc. Amended and Restated Stock Incentive Plan for Non-Employee Directors and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                             Title                                      Date
       ---------                             -----                                      ----


/s/ Thomas H. Jacobsen
------------------------------      Chairman of the Board,                          March 9, 1998
Thomas H. Jacobsen                  President and  Chief Executive
Principal Executive Officer         Officer


/s/ John Q. Arnold
------------------------------      Vice Chairman and                               March 9, 1998
John Q. Arnold                      Chief Financial Officer
Principal Financial Officer


/s/ Michael T. Normile
------------------------------      Senior Vice President - Finance                 March 9, 1998
Michael T. Normile                  and Control
Principal Accounting Officer


/s/ Richard E. Beumer
------------------------------      Director                                        March 9, 1998
Richard E. Beumer


/s/ Harry M. Cornell, Jr.
------------------------------      Director                                        March 9, 1998
Harry M. Cornell, Jr.


                                    - 5 -


------------------------------      Director                                        March  , 1998
Dr. Henry Givens, Jr.


/s/ William A. Hall
------------------------------      Director                                        March 9, 1998
William A. Hall


/s/ Thomas A. Hays
------------------------------      Director                                        February 20, 1998
Thomas A. Hays


/s/ Frank Lyon, Jr.
------------------------------      Director                                        March 9, 1998
Frank Lyon, Jr.


/s/ Robert W. Murray
------------------------------      Director                                        March 9, 1998
Robert W. Murray


/s/ Harvey Saligman
------------------------------      Director                                        March 9, 1998
Harvey Saligman


/s/ Craig D. Schnuck
------------------------------      Director                                        March 9, 1998
Craig D. Schnuck


/s/ Alvin J. Siteman
------------------------------      Director                                        March 9, 1998
Alvin J. Siteman


/s/ Robert L. Stark
------------------------------      Director                                        February 20, 1998
Robert L. Stark


/s/ Patrick T. Stokes
------------------------------      Director                                        March 9, 1998
Patrick T. Stokes


/s/ John A. Wright
------------------------------      Director                                        February 19, 1998
John A. Wright


                                 EXHIBIT INDEX
                                 -------------

  Exhibit No.                                                                       Page
  ----------                                                                        ----
       4.1     Form of Indenture Regarding Subordinated Securities between the
               Company and The First National Bank of Chicago, Trustee,
               filed as Exhibit 4.1 to the Company's Report on Form 8-K
               dated September 24, 1992, is incorporated herein by
               reference.

       4.2 Rights Agreement dated as of May 23, 1988 between the Company and Mercantile Bank, as Rights Agent (including as exhibits thereto the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and the form of Right Certificate), filed as Exhibits 1 and 2 to the Company's Registration Statement No. 0-6045 on Form
               8-A, dated May 24, 1988, is incorporated herein by reference.

       4.3     Form of Indenture Regarding Senior Debt Securities, filed as
               Exhibit 4.1 to the Company's Registration Statement on Form
               S-3 (No. 333-25775), is incorporated herein by reference.

       4.4 Form of Indenture Regarding Subordinated Debt Securities, filed as Exhibit 4.2 to the Company's Registration Statement on
               Form S-3 (No. 333-25775), is incorporated herein by reference.

       4.5     Indenture, dated February 4, 1997, First Supplemental
               Indenture, dated February 4, 1997, and Supplemental
               Indenture of First Supplemental Indenture, dated May 22,
               1997, between the Company, as issuer, and The Chase
               Manhattan Bank, as Indenture Trustee, filed as Exhibits 4.5,
               4.6 and 4.12, respectively, to the Company's Registration
               Statement on Form S-4 (No. 333-25131), are incorporated herein by reference.

       5.1 Opinion of Thompson Coburn as to the legality of the securities being registered.

      10.1     Mercantile Bancorporation Inc. Amended and Restated Voluntary
               Deferred Compensation Plan.

      10.2     Mercantile Bancorporation Inc. Amended and Restated Stock
               Incentive Plan for Non-Employee Directors.

      10.3     Mercantile Bancorporation Inc.Voluntary Deferred Compensation
               Plan for Non-Employee Affiliate Directors and Advisory
               Directors.

      23.1 Consent of KPMG Peat Marwick LLP with regard to use of its report on the Company's financial statements.

      23.2 Consent of KPMG Peat Marwick LLP with regard to the use of its report on the financial statements of Roosevelt Financial
               Group, Inc.

      23.3     Consent of Thompson Coburn (included in Exhibit 5.1).

      24.1     Power of Attorney (included on signature page hereto).

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